EXHIBIT 23

[Letterhead] Deloitte & Touche LLP Two Prudential Plaza 180 North Stetson Avenue Chicago, Illinois 60601

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-62630,
2-76637, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294, 33-49740, 33-49742,
33-49762, 33-55551, 33-55549, 33-57897, 333-01477, 333-62665, 333-62669, and
333-46790 of Deere & Company on Form S-8 and in Registration Statement No. 333-92134 of Deere & Company on Form S-3 of our report dated November 19, 2002, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2002, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP
Chicago, Illinois

December 19, 2002